                                  Exhibit 1.2

================================================================================


                          LEVEL 3 COMMUNICATIONS, INC.
                                       AND

                              THE BANK OF NEW YORK
                                   as Trustee

                -------------------------------------------------

                        THIRD SUPPLEMENTAL INDENTURE

                            DATED AS OF JULY 8, 2002

                -------------------------------------------------

             Supplement to Indenture dated as of September 20, 1999
                         (Subordinated Debt Securities)

                9% Junior Convertible Subordinated Notes due 2012

================================================================================

                          THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE, dated as of July 8, 2002 by and between LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (hereinafter called the "Company"), and THE BANK OF NEW YORK as successor to IBJ WHITEHALL BANK & TRUST COMPANY, a corporation duly organized and existing under the laws of the State of New York (hereinafter called the "Trustee"), having a Corporate Trust Office at 101 Barclay Street, Floor 8 West, New York, New York 10286, as Trustee under the Indenture (as hereinafter defined).

                                    RECITALS

     WHEREAS, the Company and the Trustee have as of September 20, 1999 entered into an Indenture (as supplemented the "Indenture"), providing for the issuance by the Company from time to time of its subordinated debt securities;

     WHEREAS, Section 901 of the Indenture provides, among other things, that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may without the consent of any Holders of Securities enter into one or more indentures supplemental to the Indenture to establish the form or terms of Securities of any series, including the provisions and procedures providing for the adjustment of conversion rights with respect to Securities convertible into Common Stock or to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

     WHEREAS, the Company desires to issue one series of junior convertible subordinated debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this Third Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

     WHEREAS, the Company and the Trustee deem it advisable to enter into this Third Supplemental Indenture for the purposes of establishing the terms of such junior convertible subordinated debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

     WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an opinion of counsel; and

     WHEREAS, all conditions and requirements of the Indenture necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                           CREATION OF THE SECURITIES

     SECTION 1.1. DESIGNATION OF SERIES. Pursuant to the terms hereof and
                  ---------------------
Sections 201 and 301 of the Indenture, the Company hereby creates a series of its junior convertible subordinated debt securities designated as the "9% Junior Convertible Subordinated Notes due 2012" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

     SECTION 1.2. FORM OF SECURITIES. The Notes will be issued in definitive
                  ------------------
form without coupons and the definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note or in the Indenture, as supplemented by this Third Supplemental Indenture. The Stated Maturity of the Notes shall be July 15, 2012.

     SECTION 1.3. LIMIT ON AMOUNT OF SERIES. The Notes shall not exceed
                  -------------------------
$500,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Third Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, President or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries, without further action by the Company.

     SECTION 1.4. CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of
                  -----------------------------
authentication to be borne on the Notes shall be substantially as provided in the Form of Note attached hereto as Exhibit A.

     SECTION 1.5. NO SINKING FUND. No sinking fund will be provided with
                  ---------------
respect to the Notes.

     SECTION 1.6. NO ADDITIONAL AMOUNTS. No Additional Amounts will be payable
                  ---------------------
with respect to the Notes.

     SECTION 1.7. DEFINITIONS.
                  -----------

          (a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Indenture.

          (b) Solely for purposes of this Third Supplemental Indenture and the Notes, the following definitions are hereby amended in their entirety to read as follows:

          "Person" means any individual, corporation, company, partnership,
           ------
     joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

          "Senior Indebtedness" means the principal of, and premium, if any, and
           -------------------
     interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the Indenture or thereafter created, incurred or assumed:

               (1) indebtedness of the Company evidenced by a credit or loan agreement, note, bond, debenture or other written obligation, including without limitation the Company's 6% Convertible Subordinated Notes due 2010 and the Company's 6% Convertible Subordinated Notes due 2009,

               (2) all obligations of the Company for money borrowed,

               (3) all obligations of the Company evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

               (4) obligations of the Company (A) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (B) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes,

               (5) all obligations of the Company under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements,

               (6) all obligations of the Company with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing,

               (7) all obligations of the Company issued or assumed as the deferred purchase price of property or services, but, excluding trade accounts payable and accrued liabilities arising in the ordinary course of business,

               (8) all obligations of the type referred to in clauses (1) through (7) of another Person and all dividends of another person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on the property of the Company, and

               (9) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (1) through (8) hereof;

provided, however, that Senior Indebtedness shall not include the Notes or any such indebtedness or obligation if the terms of such indebtedness or obligation, or the terms of the instrument under which, or pursuant to which, it is issued expressly provide that such indebtedness or obligation is not superior in right of payment to the Notes.

               "Subsidiary" of any Person means (i) a corporation more than 50%
                ----------
          of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

               (c) Solely for purposes of this Third Supplemental Indenture and the Notes, the following terms shall have the indicated meanings:

               "Average Current Market Price" of the Company's Common Stock
                ----------------------------
          shall mean the average of the daily Current Market Prices for the ten consecutive Trading Days preceding the day in question.

               "Capital Stock" of any Person means any and all shares, interest,
                -------------
          participations or other equivalents (however designated) of corporate stock or equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into any equity interest), warrants or options to acquire an equity interest in such person.

               "Change of Control" at such time after the original issuance of
                ----------------
          the Notes means the occurrence of the following events:

               (1) if any "person" or group " (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (1), such person or group shall be deemed to beneficially own any voting stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

               (2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned subsidiary or one or more Permitted Holders) shall have occurred; or

               (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

               (4) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company;

     provided, however, that a Change of Control shall not be deemed to have occurred as a result of the holders of the Notes acquiring shares of the Company's Series B Preferred Stock or Common Stock.

               "Conversion Price" shall initially equal $3.41, as adjusted from
                ----------------
          time to time in accordance with Section 1605 hereof.

               "Current Market Price" of Common Stock of the Company for any day
                --------------------
          means the last reported per share sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing per share bid and asked prices on such day, regular way, in either case as reported on the Nasdaq National Market or, if such Common Stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which such Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of such Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any Nasdaq member firm selected from time to time by the Board of

     Directors of the Company for that purpose, or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

          "Dollar Denominated Senior Notes Indenture" means the Indenture dated
           -----------------------------------------
     as of February 29, 2000, as amended, supplemented or modified from time to time, between the Company and The Bank of New York, as trustee, relating to the Company's 11% Senior Notes due 2008, 11-1/4% Senior Notes due 2010 and 12-7/8% Senior Discount Notes due 2010.

          "Euro Denominated Senior Notes Indenture" means the Indenture dated as
           ---------------------------------------
     of February 29, 2000, as amended, supplemented or modified from time to time, between the Company and The Bank of New York, as trustee, relating to the Company's 10-3/4% Senior Notes due 2008 and 11-1/4% Senior Notes due 2010.

          "Exchange Act" means the Securities Exchange Act of 1934. "Expiration
           -----------
     Date" has the meaning specified in "Offer to Purchase" below.

          "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the
           -----------------------
     United States Code, as amended from time to time.

          "First Supplemental Indenture" means the Supplemental Indenture dated
           ----------------------------
     as of September 20, 1999, together with the related Indenture dated as of September 20, 1999, as amended, supplemented or modified from time to time, between the Company and The Bank of New York as successor to IBJ Whitehall Bank & Trust Company, as trustee, relating to the Company's 6% Convertible Subordinated Notes due 2009.

          "Indebtedness" means, with respect to a Person:
           ------------

          (1) indebtedness of such Person evidenced by a credit or loan agreement, note, bond, debenture or other written obligation,

          (2) all obligations of such Person for money borrowed,

          (3) all obligations of such Person evidenced by a Note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

          (4) obligations of such Person (A) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (B) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes,

          (5) all obligations of such Person under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements,

          (6) all obligations of such Person with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing,

          (7) all obligations of such Person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business,

          (8) all obligations of the type referred to in clauses (1) through (7) of another Person and all dividends of another person, the payment of which, in either case, such Person has assumed or guaranteed, or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on the property of such Person, and

          (9) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (1) through
     (8) hereof.

          "Issue Date Rating" means, with respect to the Senior Notes, B3 in the
           -----------------
     case of Moody's and B in the case of S&P and, with respect to any Other Indebtedness, the ratings assigned to such Other Indebtedness on the date such Other Indebtedness is initially issued.

          "Moody's" means Moody's Investors Service, Inc. or, if Moody's
           -------
     Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the trustees for the Senior Notes by a written notice given to the Company.

          "9-1/8% Senior Notes Indenture" means the Indenture dated as of April
           -----------------------------
     28, 1998, as amended, supplemented or modified from time to time, between the Company and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), as trustee, relating to the Company's 9-1/8% Senior Notes Due 2008.

          "Offer" has the meaning specified in "Offer to Purchase" below.
           -----

          "Offer to Purchase" means a written offer (the "Offer") sent by the
           -----------------
     Company by first-class mail, postage prepaid, to each Holder of Notes at its address appearing in the Security Register on the date of the Offer offering to purchase all the Outstanding Notes at the purchase price specified in such Offer

     (as determined pursuant to this Indenture, the "Purchase Price"). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

          "Permitted Holders" means the members of the Company's Board of
           -----------------
     Directors on April 28, 1998 and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange
     Act) at least 66 2/3% of the total voting power of the Voting Stock of such person.

          "Property" means, with respect to any Person, any interest of such
           --------
     Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

          "Purchase Amount" has the meaning specified in "Offer to Purchase"
           ---------------
     above.

          "Purchase Date" has the meaning specified in "Offer to Purchase"
           -------------
     above.

          "Purchase Price" has the meaning specified in "Offer to Purchase"
           --------------
     above.

          "Rating Agencies" means Moody's and S&P.
           ---------------

          "Rating Date" means the earlier of the date of public notice of the
           -----------
     occurrence of the Change of Control or of the intention of the Company to effect a Change of Control.

          "Rating Decline" shall be deemed to have occurred if, no later than 90
           --------------
     days after the Rating Date (which period shall be extended so long as the rating of the Senior Notes or any Outstanding Indebtedness is under publicly announced consideration for possible downgrade by any of the Rating Agencies), either of the Rating Agencies assigns or reaffirms a rating to the Senior Notes or any Outstanding Indebtedness that is lower than the applicable Issue Date Rating (or the equivalent thereof). If, prior to the Rating Date, either of the ratings assigned to the Senior Notes or any Other Indebtedness by the Rating Agencies is lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred if such rating is not raised by the 90th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline.

          "Restricted Subsidiary" means any Restricted Subsidiary under each of
           ---------------------
     the 9-1/8% Senior Notes Indenture and the 10-1/2% Senior Discount Notes Indenture.

          "S&P" means Standard & Poor's Ratings Services or if Standard & Poor's
           ---
     Rating Services shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Rating Service ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other national recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the trustees for the Senior Notes by a written notice given to the Company.

          "Second Supplemental Indenture" means the Supplemental Indenture dated
           -----------------------------
     as of February 29, 2000, together with the related Indenture dated as of September 20, 1999, as amended, supplemented or modified from time to time, between the Company and The Bank of New York as successor to IBJ Whitehall Bank & Trust Company, as trustee, relating to the Company's 6% Convertible Subordinated Notes due 2010.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Significant Subsidiary" means any Subsidiary that would be a
           ----------------------
     "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "10-1/2% Senior Discount Notes Indenture" means the Indenture dated as
           ---------------------------------------
     of December 2, 1998, as amended, supplemented or modified from time to time, between the Company and IBJ Schroder Bank & Trust Company, as trustee, relating to the Company's 10-1/2% Senior Discount Notes Due 2008.

          "Trading Day" with respect to the Common Stock of the Company means
           -----------
     (x) if such Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if such Common Stock is quoted on the National Market System of the Nasdaq, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Voting Stock" of any Person means Capital Stock of such Person who
           ------------
     ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

                                  ARTICLE TWO

                            CONVERSION OF SECURITIES

     SECTION 2.1. APPLICABILITY OF CONVERSION PROVISIONS. Pursuant to Section
                  --------------------------------------
301(24) of the Indenture, the Notes will be convertible in accordance with the provisions of, and pursuant to, Article Sixteen of the Indenture, as amended hereby, and the definitive form of the Notes, provided that, prior to any conversion, any applicable governmental consents have been received by the Company or the Holder.

     SECTION 2.2. CONVERSION RATE. The rate at which shares of Common Stock of
                  ---------------
the Company shall be delivered upon conversion (the "Conversion Rate") of each $1,000 principal amount of Notes shall be determined by dividing $1,000 by the Conversion Price then in effect. The applicable Conversion Rate and Conversion Price shall be adjusted in certain instances as provided in Section 1605 of the Indenture, as amended hereby.

     SECTION 2.3. AMENDMENTS TO ARTICLE SIXTEEN.
                  -----------------------------

          (a) The first sentence of Section 1603 is amended in its entirety with respect to the Note to read as follows:

          As promptly as practicable after the surrender (in any event within ten Business Days), as herein provided, of any Note or Notes for conversion into Common Stock, the Company shall deliver or cause to be delivered at its said office or agency to or upon the written order of the Holder of the Note or Notes so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock into which such Note or Notes may be converted in accordance with the terms thereof and the provisions of this Article Sixteen.

          (b) Section 1605 is amended in its entirety with respect to the Notes to read as follows:

     SECTION 1605. Adjustment Of Conversion Price.

          (1) The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 1605. For purposes of this Section 1605, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time, (y) the number of shares of Common Stock issuable assuming conversion at such time of the Company's Convertible Securities, including the Notes and (z) the maximum number of shares of the Common Stock issuable upon exercise of outstanding Options with an exercise price less than the Conversion Price then in effect.

          (2) Except as provided in Section 1605 (3) and (4) hereof, if and whenever on or after July 8, 2002 (the "Initial Issue Date"), the Company shall issue or sell, or shall in accordance with Section 1605(2)(i) to
     (viii), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than both (x) the Average Current Market Price of the Common Stock as of the date of such issue or sale and (y) the Conversion

     Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Adjustment Triggering Transaction"), the Conversion Price shall, subject to paragraphs (i) to
     (viii) of this Section 1605(2), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

          (A) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Adjustment Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Adjustment Triggering Transaction, by

          (B) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Adjustment Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with paragraphs 1605(2)(i) to (viii)) in connection with the Adjustment Triggering Transaction.

          For purposes of determining the adjusted Conversion Price under this
     Section 1605(2), the following paragraphs (i) to (viii), inclusive, shall be applicable:

          (i) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) after the Initial Issue Date any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
          (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than both (a) the Average Current Market Price as of the day of granting of such Option and (b) the Conversion Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in paragraph (iii) below.

          (ii) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell after the Initial Issue Date any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than both (a) the Average Current Market Price as of the day of granting of such Option and (b) the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in paragraph (iii) below.

          (iii) If the purchase price provided for in any Options referred to in paragraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (i) or (ii), or the rate at which any Convertible Securities referred to in paragraphs (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (including by reason of provisions designed to protect against dilution of the type set forth in Section 1605(2)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

          (iv) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (v) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving Company as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be, as determined in good faith by the Board of Directors.

          (vi) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this
          Section 1605(2).

          (vii) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (viii) For purposes of this Section 1605(2), in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

          (3) In case the Company shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a dividend on its outstanding Common Stock payable in shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Notes shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Conversion Price in effect immediately prior to such subdivision or dividend). In case the Company shall at any time combine its outstanding Common Stock, the number of shares issuable upon conversion of the Notes immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Conversion Price in effect immediately prior to such combination).

          (4) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another Company, or the sale of all or substantially all of its assets to another Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, adequate provision shall be made whereby the Holders of the Notes shall have the right to acquire and receive upon conversion of the Notes, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Notes at the Conversion Price then in effect.

          (5) The provisions of this Section 1605 shall not apply to any Common Stock issued, issuable or deemed outstanding under paragraphs 1605(2)(i) to
     (viii) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar equity compensation plan or arrangement for the benefit of employees of the Company or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors, (ii) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date, (iii) on conversion of the Notes or Series B Preferred Stock or the sale of any additional Notes, (iv) the issuance of shares of Common Stock in any public offering, (v) the issuance of capital stock in connection with any bona fide acquisitions of assets or securities of another person or entity, or (vi) in exchange for the Company's outstanding debt securities.

          (6) In any case in which this Section 1605 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (y) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of the Common Stock of the Company issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock of the Company issuable upon such conversion before giving effect to such adjustment and (z) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock of the Company pursuant to Section 1606 of the Indenture.

          (c) Section 1606 is hereby amended with respect to the Notes by deleting the last sentence thereof in its entirety and substituting the following in its place:

          "Instead of a fraction of a share of Common Stock of the Company which would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company, at its option, shall either: (i) pay a cash adjustment (computed to the nearest cent, with one-half cent being rounded upward) in respect of such fraction of a share in an amount equal to the same fractional interest of the Current Market Price of the Common Stock of the Company on the Trading Day next preceding the day of conversion or (ii) round upward to the next whole number the number of shares of Common Stock to be issued upon conversion."

          (d) Section 1607 is hereby amended with respect to the Notes by adding the following to the end of the first sentence thereof.


          ", assuming (i) such holder of Common Stock of the Company failed to exercise his or her rights of election, if any, as to the kind or amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of non-electing shares), and (ii) the Notes were convertible at the time of such consolidation, merger, sale or transfer at the initial Conversion Rate specified in the supplemental indenture establishing such Notes, as adjusted, if applicable, in accordance with the terms of such supplemental indenture."

          (e) Section 1608 is amended with respect to the Notes by deleting the word "or" from the end of clause (c) thereof and adding the following immediately after clause (d) thereof:

          "(e) the Company or a Subsidiary shall take any other action that would require an adjustment to the Conversion Rate pursuant to Section 1605; or

          (f) the Company shall take any action that would require a supplemental indenture pursuant to Section 1607;"

                                 ARTICLE THREE

                CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

     SECTION 3.1. AMENDMENTS TO ARTICLE EIGHT. Section 801 of the Indenture is
                   --------------------------
amended in its entirety with respect to the Notes to read as follows:

     The Company may not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease such Person's properties and assets substantially as an entirety to the Company, unless:

     (a) the Person formed by such consolidation or into or with which the Company is merged or the Person to which the properties and assets of the Company are so conveyed, transferred, sold or leased, is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if other than the Company, shall expressly assume the due and punctual payment of the principal of and, premium, if any, and interest on the Notes and the performance of the other covenants of the Company under the Indenture, and

     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

                                  ARTICLE FOUR

                                   DEFEASANCE

     SECTION 4.1. DEFEASANCE APPLICABLE TO NOTES. Pursuant to Section 301(19)
                  ------------------------------
and Section 1401 of the Indenture, the Company will have the option of defeasance of the Notes under Section 1402 and 1403 of the Indenture upon the terms and conditions contained in Article Fourteen of the Indenture, as amended by this Third Supplemental Indenture;

provided, however, that the Company's option of covenant defeasance, as described in Section 1403 of the Indenture, shall be limited to defeasance of its obligations under Article Nine of this Third Supplemental Indenture.

     SECTION 4.3. AMENDMENTS TO ARTICLE FOURTEEN.
                  ------------------------------

               (a) Section 1404 is hereby amended with respect to the Notes by deleting the period from the end of clause (b) thereof and adding the following thereto:

     ", shall not be prohibited by Article Seventeen, and shall be permitted by the terms of all Senior Indebtedness."

               (b) Section 1404 is hereby further amended by deleting "91st" in clause (c) thereof and substituting "123rd" in its place.

               (c) Section 1405 is hereby amended by adding the following to the end of the first paragraph thereof.

     "Money and securities so held in trust are not subject to Article Seventeen of the Indenture."

                                  ARTICLE FIVE

                                    INTEREST

     SECTION 5.1. AMENDMENTS TO SECTION 307. Section 307(a) of the Indenture is
                  -------------------------
hereby amended with respect to the Notes by deleting the "." from the end thereof and substituting a "," in its place and by adding the following to the end thereof:

     "; provided, further, however, that in the event the Company exercises the Mandatory Conversion Right pursuant to Section 8.1 of this Third Supplemental Indenture, accrued but unpaid interest will paid as provided in Article Eight of this Third Supplemental Indenture.

                                  ARTICLE SIX

                                EVENTS OF DEFAULT

     SECTION 6.1. AMENDMENTS TO SECTION 501.
                  -------------------------

          (a) Clause 5 of Section 501 of the Indenture is amended in its entirety with respect to the Notes to read as follows:

          "(5) default under the terms of any instrument evidencing or securing Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of not less than $25,000,000 or its foreign currency equivalent at the time which default results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay such Indebtedness when due (after expiration of any applicable grace period); or".

          (b) Clause 6 of Section 501 of the Indenture is amended in its entirety with respect to the Notes to read as follows:


          "(6) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or"

          (c) Clause 7 of Section 501 of the Indenture is amended in its entirety with respect to the Notes to read as follows:

          "(7) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal, state or foreign law, or appointing a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days."

     SECTION 6.2. ADDITIONAL EVENTS OF DEFAULT. Pursuant to Section 301(15) of
                  ----------------------------
the Indenture, so long as any of the Notes are Outstanding, each of the following events shall be an Event of Default with respect to the Notes, in addition to the Events of Default contained in Section 501 of the Indenture, as amended hereby:

     (1) failure to pay when due the Purchase Price of any Notes required to be repurchased pursuant to Article Ten of this Third Supplemental Indenture whether or not an Offer to Purchase is prohibited by Article Seventeen of the Indenture, as amended hereby; or

     (2) failure to perform or comply with Article Eight of the Indenture, as amended hereby; or

     (3) the rendering of any judgment or judgments for the payment of money in an aggregate amount in excess of $25 million or its foreign currency equivalent at the time that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect.

     SECTION 6.3. NOTICE OF DEFAULT OR EVENT OF DEFAULT. The Company shall
                  -------------------------------------
deliver to the Trustee, as soon as reasonably practicable and in any event within 30 days after an executive officer of Company becomes aware of the occurrence of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

                                 ARTICLE SEVEN

                               OPTIONAL REDEMPTION

     Pursuant to Section 301(6) of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:


     SECTION 7.1. OPTIONAL REDEMPTION.
                  -------------------
     (a) At any time or from time to time on or after July 15, 2007, the Company may, at its option, redeem the Notes (an "Optional Redemption"), in whole or in part, at the following Redemption Prices (expressed as a percentage of principal amount), in each case plus accrued and unpaid interest, if any, to the date of such redemption (herein called the "Optional Redemption Date"), if called for redemption during the twelve months beginning July 15 of the years indicated below:

                                       Redemption
Year                                     Price
----                                   ----------
2007 ................................   104.50%
2008 ................................   103.00%
2009 ................................   101.50%
2010 and thereafter..................   100.00%


     (b) If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made, on a pro rata basis, provided that no Notes of $1,000 in principal amount or less shall be redeemed in part. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

     (c) At least thirty (30) days prior to any Optional Redemption Date, written notice shall be mailed, postage prepaid, to each Holder of Notes to be redeemed, at its address appearing in the Security Register, notifying such Holder of the principal amount of Notes so to be redeemed, specifying the Optional Redemption Date and the date on which such Holder's conversion rights (pursuant to Article Two hereof) as to such Notes terminate and calling upon such Holder to surrender to the Company, in the manner and at the place designated, his or its certificate or certificates representing the Notes to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to each Optional Redemption Date, each Holder of Notes to be redeemed shall surrender his or its certificate or certificates representing such Notes to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such Notes shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after any Optional Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the Holders of the Notes designated for redemption in the Redemption Notice as Holders of Notes (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Notes, and such Notes shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

                                 ARTICLE EIGHT

                              MANDATORY CONVERSION

     Pursuant to Section 301(25) of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

     SECTION 8.1. MANDATORY CONVERSION.
                  --------------------
     (a) The Company will have the right (the "Mandatory Conversion Right"), but not the obligation, at any time, to convert, all but not less than all, of the Outstanding Notes into shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") having a liquidation preference per share of Series B Preferred Stock equal to $1,000 for each $1,000 principal amount of Notes converted, and having a conversion price and dividend rate equal to the conversion price and interest rate for the Notes so converted (the "Mandatory Conversion"). Any accrued but unpaid interest as of the effective date of the Mandatory Conversion shall be paid in cash to the Holder on the effective date of the Mandatory Conversion. The Series B Preferred Stock will have the term, limitations and relative rights and preferences as set forth in the Certificate of Designations in the form of Exhibit B to this Third Supplemental Indenture.

          The Company will only be able to exercise the Mandatory Conversion Right if

               (A) the Board of Directors of the Company in good faith determines, as evidenced by a Board Resolution, as of the effective date of the Mandatory Conversion, that:

                    (i) there are legally available funds for payment of
               dividends on the Series B Preferred Stock for the foreseeable future; and

                    (ii) neither the Mandatory Conversion nor the performance of the terms of the Series B Preferred Stock, including the issuance of Common Stock upon conversion of the Series B Preferred Stock, is prohibited by the terms and provisions of any agreement of the Company, including any agreement or instrument relating to its indebtedness, or the Company's Certificate of Incorporation or Bylaws, or if the Mandatory Conversion would constitute a breach thereof, or a default thereunder, or if the making of the Mandatory Conversion shall be restricted or prohibited by any applicable law, rule or regulation; and

               (B) the Company shall have obtained an opinion of counsel from a nationally recognized law firm experienced in matters of federal taxation that holders of Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Mandatory Conversion, except with respect to the payment of any accrued but unpaid interest.

          (b) If the Company exercises the Mandatory Conversion Right, the Company will provide notice to the Trustee not less than 30 nor more than 60 days preceding the date the Company desires the Mandatory Conversion to be effective (the "Mandatory Conversion Date"). The mandatory conversion notice shall state: (i) the Company's election to exercise the Mandatory Conversion Right, (ii) a description of the number of Series B Preferred Stock to be delivered in respect of the Notes, the place or places where certificates for Notes are to be surrendered for conversion, (iii) the Mandatory Conversion Date and (iv) that interest on the Notes to be converted shall cease to accrue on such Mandatory Conversion Date whether or not certificates for Notes are surrendered for conversion on such Mandatory Conversion Date unless the Company shall default in the delivery of the Series B Preferred Stock. The Company will cause the Series B Preferred Stock to be delivered to the Trustee in preparation for the Mandatory Conversion no later than 5 Business Days prior to the Mandatory Conversion Date.

          (c) If the Company exercises the Mandatory Conversion Right, delivery of the Series B Preferred Stock to the Holders of the Notes to be converted will be conditioned upon delivery of the certificates representing, or other indicia of ownership of, such Notes (together with any necessary endorsements) to the Trustee at any time (whether prior to, on or after the applicable Mandatory Conversion Date) after notice of the exercise of the Mandatory Conversion Right is given to the Trustee. In such event, such Series B Preferred Stock will be delivered to each Holder of record of Notes to be converted no later than the later of (i) the Mandatory Conversion Date or (ii) the time of delivery or transfer of the certificates representing, or other indicia of ownership of, the Notes.

          (d) If, following any exercise of the Mandatory Conversion Right, the Trustee holds Series B Preferred Stock in respect of all the Outstanding Notes, then at the close of business on such Mandatory Conversion Date, whether or not the certificates representing, or other indicia of ownership of, such Notes is delivered to the Trustee, (i) the Company will become the owner and record holder of such Notes, (ii) the Holders of such Notes shall have no further rights with respect to the Notes other than the right to
     (x) receive the Series B Preferred Stock upon delivery of the certificates representing, or other indicia of ownership, of Series B Preferred Stock and (y) receive payment in cash of any accrued but unpaid interest on the Notes, (iii) interest on the Notes to be converted will cease to accrue on the Mandatory Conversion Date whether or not certificates for the Notes are surrendered for conversion on the Mandatory

     Conversion Date and (iv) the exchange of the certificates representing the Notes for certificates representing the Series B Preferred Stock to be delivered upon the Mandatory Conversion. In the event that delivery of the Series B Preferred Stock due on the Mandatory Conversion Date is improperly withheld or is refused and not paid by the Trustee or by the Company, distributions on the Notes will continue to accrue from the Mandatory Conversion Date to the actual date of delivery.

                                  ARTICLE NINE

                           SUBORDINATION OF SECURITIES

     Pursuant to Section 301(25) of the Indenture, and in addition to the other provisions contained in Article Seventeen of the Indenture (which shall be applicable as amended hereby to the Notes in all respects), so long as any of the Notes are Outstanding, the following provisions shall be applicable to the
Notes:

     SECTION 9.1. AMENDMENT OF SECTION 1701. (a) Section 1701 is hereby amended
                  -------------------------
by relettering clause (c) in the second paragraph thereof to be clause (b) and by deleting the following from the second paragraph thereof:

          "(b) that a default shall have occurred and be continuing with respect to the payment of principal of (or premium, if any) or interest on or any Additional Amounts payable in respect of any Senior Indebtedness, or"

          (b) Section 1701(1) is hereby amended by deleting the words "or (b)" therefrom and relettering the reference therein to "(c)" as "(b)."


     SECTION 9.2. NO PAYMENT IN CERTAIN CIRCUMSTANCES. No payment shall be made
                  -----------------------------------
with respect to the principal of, or premium, if any, or interest on the Notes (including, but not limited to, the Purchase Price with respect to Notes submitted for repurchase in accordance with Article Ten of this Third Supplemental Indenture), if:

          (i) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Indebtedness occurs and is continuing unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (ii) a default, other than a payment default, on any Senior Indebtedness occurs and is continuing that then permits holders of such Senior Indebtedness to accelerate (with notice, lapse of time or both) its maturity unless and until such default shall have been cured or waived or shall have ceased to exist if the maturity of such Senior Indebtedness has not been accelerated.

                                  ARTICLE TEN

              REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER
                            UPON A CHANGE IN CONTROL

     Pursuant to Section 301(7) of the Indenture and in substitution of the terms of Article Thirteen of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:


     SECTION 10.1. RIGHT TO REQUIRE REPURCHASE.
                   ---------------------------
          (a) Upon the occurrence of a Change in Control and a Rating Decline, each Holder shall have the right, at the Holder's option to require the Company to repurchase all of such Holder's Notes or any portion of the principal amount thereof that is equal to $5,000 or any integral multiple of $1,000 in excess thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof), in accordance with the procedures set forth in this Section 10.1 and this Third Supplemental Indenture.

          (b) The First Supplemental Indenture, Second Supplemental Indenture, 9-1/8% Senior Notes Indenture, the 10-1/2% Senior Discount Notes Indenture, the Dollar Denominated Senior Notes Indenture and the Euro Denominated Senior Notes Indenture each require that such Indebtedness be repurchased upon the occurrence of certain of the events that would constitute a Change of Control. Other future Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. To the extent other Indebtedness of the Company is both subject to similar repurchase obligations in the event of a Change of Control and ranks senior in right of payment to the Notes, the Company will repurchase such Indebtedness required to be repurchased pursuant to the terms thereof before repurchasing any of the Notes.

          (c) Within 30 days of the occurrence of a Change of Control and a Rating Decline with respect to all of the Company's 9-1/8% Senior Notes due 2008, 10-1/2% Senior Discount Notes due 2008, 11% Senior Notes due 2008, 11-1/4% Senior Notes due 2010, 12-7/8% Senior Discount Notes due 2010, 10-3/4% Euro-Denominated Senior Notes due 2008, 11-1/4% Euro-Denominated Senior Notes due 2010 (collectively, the "Senior Notes") and any other indebtedness of the Company, other than the Notes, subject to similar change of control provisions ("Other Indebtedness") (such occurrence of both a Change of Control and a Rating Decline are referred to herein as a "Change of Control Triggering Event"), the Company will be required to make an Offer to Purchase all Outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes on the Purchase Date, plus accrued and unpaid interest (if any) to such Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

          (d) The Company and the Trustee shall perform their respective obligations for the Offer to Purchase as specified in the Offer. Prior to the Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Offer, (ii) irrevocably deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) cash sufficient to pay the Purchase Price of all Notes or portions thereof so accepted (provided that such deposit may be made no later than 11:00 A.M. New York City time on the Purchase Date if the Company elects) and (iii) deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the principal amount of the Note surrendered as requested by the Holder. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. In the event that the aggregate Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Purchase Date.

          (e) Whenever in this Third Supplemental Indenture, Exhibit A hereto of the Indenture (including Article One hereof and Sections 201, 501(1) and 508 of the Indenture) there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Purchase Price payable in respect of such Note to the extent that such Purchase Price is, was or would be so payable at such time, and express mention of the Purchase Price in any provision of this Third Supplemental Indenture shall not be construed as excluding the Purchase Price in those provisions of this Third Supplemental Indenture when such express mention is not made.

          (f) In the event that the Company makes an Offer to Purchase, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          (g) Notwithstanding anything herein to the contrary, the Board of Directors shall not authorize the Company to make, and the Company shall not make (and shall not be required to make), any Offer to Purchase upon a Change of Control Triggering Event at such time as the terms and provisions of any agreement of the Company, including any agreement or instrument relating to its indebtedness, prohibits the making of such Offer to Purchase upon a Change of Control Triggering Event or provides that such Offer to Purchase upon a Change of Control Triggering Event would constitute a breach thereof, or a default thereunder, or if the making of such Offer to Purchase upon a Change of Control Triggering Event shall be restricted or prohibited by applicable law. If the Company is unable to purchase any Notes to be purchased pursuant to this Section 10.1 because such purchase would violate any such agreement or applicable law, then the Company shall purchase such Notes as soon thereafter as such purchase would not violate such agreement or laws.

          (h) Notwithstanding anything to the contrary, no Change of Control Triggering Event shall be deemed to have occurred to the extent that a Change of Control Triggering Event contains events that are more favorable to the Holders of the Notes than the provisions set forth in the indentures governing the Senior Notes relating to "Change of Control Triggering Events"

     (as defined in the indentures governing the Senior Notes) and similar provisions set forth in any agreements or instruments governing any Other Indebtedness.

                                 ARTICLE ELEVEN

                             SUPPLEMENTAL INDENTURES

     SECTION 11.1. AMENDMENTS TO ARTICLE NINE. (a) Section 901 is hereby amended
                   --------------------------
with respect to the Notes by deleting the word "or" from the end of clause (9) thereof, deleting the "." from the end of clause (10) thereof and substituting a ";" in its place and by adding the following to the end thereof:

     (11) to add guarantees with respect to the Notes; or

     (12) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the Notes Act or the TIA.

     (b) Section 902 is hereby amended by inserting "at any time after a Change of Control has occurred" after the words "Section 504, or" in clause (1) thereof and by adding the following to the end of the first paragraph of Section 902:

     (6) modify Article Sixteen or Article Seventeen of the Indenture, as amended, or Article Seven of this Third Supplemental Indenture in a manner adverse to the Holders; and

     (7) reduce the premium payable upon the redemption of any Notes or change the time at which any Notes may be redeemed pursuant to Section 7.1 hereof.

                                 ARTICLE TWELVE

                        MEETINGS OF HOLDERS OF SECURITIES

     SECTION 12.1. AMENDMENTS TO ARTICLE FIFTEEN. Section 1504 of the Indenture
                   -----------------------------
is amended with respect to the Notes by adding the following to the end of the first paragraph thereof:

     "Subject to the proviso in the first sentence of this paragraph, the Persons entitled to vote 25% of the principal amount of the Outstanding Notes shall constitute a quorum for a reconvened meeting previously adjourned for lack of a quorum.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

     SECTION 13.1 APPLICATION OF THIRD SUPPLEMENTAL INDENTURE. Each and every
                  -------------------------------------------
term and condition contained in this Third Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Notes established under the Indenture.

     SECTION 13.2. BENEFITS OF THIRD SUPPLEMENTAL INDENTURE. Nothing contained
                   ----------------------------------------
in this Third Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this Third Supplemental Indenture, except for Holders of Senior Indebtedness as provided in Article Nine hereof.

     SECTION 13.3. EFFECTIVE DATE. This Third Supplemental Indenture shall be
                   --------------
effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

     SECTION 13.4. GOVERNING LAW. This Third Supplemental Indenture shall be
                   -------------
governed by, and construed in accordance with, the laws of the State of New
York.

     SECTION 13.5 COUNTERPARTS. This Third Supplemental Indenture may be
                  ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                              LEVEL 3 COMMUNICATIONS, INC.

                              By: /s/ Thomas C. Stortz
                                 -----------------------------------------------
                                  Name:  Thomas C. Stortz
                                  Title: Group Vice President


                              THE BANK OF NEW YORK, as Trustee

                              By: /s/ Van Brown
                                 -----------------------------------------------
                                  Name:  Van Brown
                                  Title: Vice President





                [Signature page to Third Supplemental Indenture]

                                    EXHIBIT A

                              Form of Face of Note
                              --------------------

                          LEVEL 3 COMMUNICATIONS, INC.

                9% Junior Convertible Subordinated Note Due 2012

No.                                                             $

     Level 3 Communications, Inc., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of _______ Dollars on July 15, 2012, at the office or agency of the Company referred to below, and to pay interest thereon, in cash in arrears quarterly on April 15, July 15, October 15 and January 15 in each year, with payment commencing on October 15, 2002, and interest accruing from July 8, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9% per annum, until the principal amount hereof is paid or duly provided for. The Company shall pay interest on overdue principal at the rate borne by this Note, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1, July 1, October 1 or January 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. In the event of a conflict between the provisions of this Note and the Indenture, the terms of the Indenture shall govern.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  July 8, 2002                    LEVEL 3 COMMUNICATIONS, INC.
                                        By:
                                           -------------------------------------
                                           Authorized Signatory

Attest:
        ---------------------------

                             Form of Reverse of Note

     This Note is one of a duly authorized issue of securities of the Company designated as its 9% Junior Convertible Subordinated Notes Due 2012 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $500,000,000, which may be issued under an indenture (herein called the "Base Indenture") dated as of September 20, 1999, as supplemented by the Third Supplemental Indenture (the "Third Supplemental Indenture" and, together with the Base Indenture, the "Indenture") dated as of July 8, 2002, in each case between the Company and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Optional Redemption
-------------------

     At any time or from time to time on or after July 15, 2007, the Company may, at its option, redeem this Note, in whole or in part, at the following Redemption Prices (expressed as a percentage of principal amount), in each case plus accrued and unpaid interest, if any, to the date of such redemption (herein called the "Optional Redemption Date"), if called for redemption during the twelve months beginning July 15, of the years indicated below.

                               Redemption
Year                             Price
----                           ----------
2007 ......................     104.50%
2008 ......................     103.00%
2009 ......................     101.50%
2010 ......................     100.00%

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made on a pro rata basis provided that no Notes of $1,000 in principal amount or less shall be redeemed in part. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

     Notice of the optional redemption will be given by the Company by first class mail to the Holders of the Notes not less than thirty days prior to any Optional Redemption Date. Such notice shall be irrevocable and will specify the Optional Redemption Date. The Notes subject to the optional redemption will be redeemed at the close of business on the Optional Redemption Date. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

Repurchase at the Option of Holders upon a Change of Control Triggering Event
-----------------------------------------------------------------------------

     Upon the occurrence of a Change of Control Triggering Event, the Holder of this Note may require the Company, subject to certain limitations provided in the Indenture, to repurchase this Note at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Whenever in this Note there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Purchase Price payable in respect of such Note to the extent that such Purchase Price is, was or would be so payable at such time, and express mention of the Purchase Price in any provision of this Note shall not be construed as excluding the Purchase Price so payable in those provisions of this Note when such express mention is not made.

     In the event of repurchase of this Security in part only, a new Note or Notes for the unrepurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Conversion Rights
-----------------

     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at his or her option, at any time following the original issue date of the Notes and on or before the close of business on the Business Day immediately preceding July 15, 2012 or the date the Holder hereof has exercised his right to require the Company to repurchase this Security or such portion hereof, then in respect of this Note until but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after the Business Day immediately preceding the Purchase Date, to convert each $1,000 principal amount of Notes into such number of fully paid and nonassessable shares of Common Stock of the Company as shall be determined by dividing $1,000 by the Conversion Price then in effect (which Conversion Price shall be subject to adjustment as provided in the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Note or portion thereof repurchasable on a Purchase Date or redeemable on an Optional Redemption Date and the conversion rights of this Note, or such portion thereof, would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided, however, that if this Note or portion hereof is repurchasable on a Purchase Date or redeemable on an Optional Redemption Date and the conversion rights of this Note, or such portion thereof, would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date, then the Holder of this Note on such Regular Record Date will be entitled to receive the interest accruing on this Note or a portion hereof from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Note who converts this Note or a portion hereof during such period shall not be required to pay such interest upon surrender of this Note for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Note (or any Predecessor Note of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock of the Company issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock of the Company (together with any cash adjustment, as provided in the Indenture) into which this Note is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Note. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall, at its option, either: (i) pay a cash adjustment as provided in the Indenture or (ii) round upward to the next whole number the number of shares of Common Stock issuable upon conversion. The Conversion Rate and Conversion Price are subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock of the Company) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then Outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Note could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease.

Mandatory Conversion
--------------------

     The Company has the right, but not the obligation, at any time, to require the Holder of this Note, subject to certain limitations set forth in the Indenture, to convert all, but not less than all, of this Note into shares of the Company's Series B Convertible Preferred Stock having a liquidation preference per share equal to $1,000 for each $1,000 principal amount of Notes converted, and having a conversion price and dividend rate equal to the conversion price and interest rate for the Notes so converted. Any accrued but unpaid interest as of the effective date of the Mandatory Conversion shall be paid in cash to the Holder on the effective date of the Mandatory Conversion.

Subordination
-------------

     The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company, and this Note is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

Events of Default
-----------------

     If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Defeasance
----------

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) its obligation to repurchase Notes upon the occurrence of a Change of Control and related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Modification and Amendment
--------------------------

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Without the consent of any Holder of Notes, the Company and the Trustee may amend or modify the Indenture for certain purposes specified therein. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Miscellaneous
-------------

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Notes are issuable only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 Form of Trustee's Certificate of Authentication
                 -----------------------------------------------

     The Trustee's certificate of authentication shall be in substantially the following form:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  Dated:
                        -----------------------

     This is one of the Securities referred to in the within-mentioned
Indenture.


                                  THE BANK OF NEW YORK, as Trustee
                                  By:
                                      -----------------------------------
                                             Authorized Signatory

                                CONVERSION NOTICE

     The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, PROVIDED that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock of the Company or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
      ---------------------

                                  Signature(s)

If shares of Notes are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

Name

Address

Social Security or other Identification
Number, if any

Signature Guaranteed

If only a portion of the Notes is to be converted, please indicate:

     1. Principal amount to be converted:

                  $

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

                  Amount $

     ($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof)

                                 Assignment Form
                                 ---------------

     If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to
                                         ---------------------------------------
(Insert assignee's social security or tax ID number)
                                                      ---------

(Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
and irrevocably appoint
                       ---------------------------------------------------------
of
            --------------------------------------------------------------------

            --------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.



Dated:                  Your signature:
       ----------                      -----------------------------------------
                                       (Sign exactly as your name  appears on
                                       the other side of this Note)


                        By:
                                       -----------------------------------------
                                       NOTICE: To be executed by an
                                       executive officer

Signature Guarantee:
                     -----------------------------

                       Option of Holder to Elect Purchase

     If you wish to have this Note purchased by the Company pursuant to Section
10.1 of the Third Supplemental Indenture, check the box: [_]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.1 of the Third Supplemental Indenture, state the principal amount:

$----------------.

Dated:
      -------------       Your Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears on
                                          the other side of this Note)

                                          Signature Guarantee:
                                                              ------------------

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                                                                       Exhibit B

                            SERIES B PREFERRED STOCK
                           CERTIFICATE OF DESIGNATIONS